EXHIBIT 21.1


                              LIST OF SUBSIDIARIES

      MEMS USA, Inc. has the following subsidiaries:


                                                        Percentage Ownership
                   Name                                   Held by MEMS USA
                   ----                                   ----------------

 MEMS USA, Inc. a California corporation                       100.0%
 Bott Equipment Company, Inc., a Texas corporation             100.0%
 Gulfgate Equipment, Inc., a Texas corporation                 100.0%
 Can-An Ethanol One, Inc.,
   a British Columbia corporation                               50.0%